Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
Bitter Creek Exploration Inc.	Arizona, United States
Cascadia Mineral Claims Inc.	Oregon, United States
Computational Geosciences Inc.	Canada
Cordoba Minerals Corp	British Columbia, Canada
➢ Cordoba Minerals USA Corp. (Colorado)	Colorado, United States
• Desert Water Development Company	Utah, United States
• Desert Investment Network Group LLC.	Arizona, United States
➢ Cordoba Holdings Corp.	British Columbia, Canada
• Sabre Metals Master Ltd.	Bermuda
• Cordoba Minerals Holdings Ltd.	Barbados
• Minerales Cordoba S.A.S.	Columbia
• Fundacion Unidos Por El San Jorge	Columbia
• CMH Colombia S.A.S.	Columbia
❖ Cobre Minerals S.A.S.	Columbia
• Recursos de Colombia S.A.S.	Columbia
• Exploradora Cordoba S.A.S.	Columbia
• Mincordoba S.A. S.	Columbia
Crystal Haven Holdings Pty Ltd	Australia
GEO27, Inc.	Delaware, United States
HPX Servicios Chile SpA	Chile
IE Montana Holdings Corp	Montana, United States
Ivanhoe Electric (BVI) Inc.	British Virgin Islands
Ivanhoe Electric (PNG) Limited	Papua New Guinea
Ivanhoe Electric Services USA Inc.	Delaware, United States
Ivanhoe Electric Technology (Beijing) Co. Ltd.	Peoples Republic of China
IVNE Australia PTY Ltd	Australia
IVNE BC Holdings Ltd.	Canada
IVNE HK Holdings Inc.	British Virgin Islands
IVNE HK Limited	Hong Kong
IVNE Ivory Coast Inc.	British Virgin Islands
IVNE Services Canada Ltd.	British Columbia, Canada
Jericho Copper LLC.	Utah, United States
Kaizen Discovery Inc.	British Columbia, Canada
➢ Kaizen Peru Holdings Ltd.	British Columbia, Canada
• Kaizen Discovery Peru S.A.C.	Peru
➢ West Cirque Resources Ltd.	British Columbia, Canada
• KZD Tanzilla Holding Ltd.	British Columbia, Canada
• KZD Aspen Grove Holding Ltd.	British Columbia, Canada
➢ Swala Resources Inc.	British Columbia, Canada
➢ Tundra Copper Corp.	British Columbia, Canada
Kyma Geosciences Inc.	Canada
Lincoln Cave Exploration Inc.	Utah, United States
Little Sahara Exploration Inc.	Utah, United States
Mesa Cobre Holding Corporation	Delaware, United States
NEXT Exploration Inc.	Canada
Tintic Copper & Gold Inc.	Utah, United States
VRB Energy Inc.	Cayman Islands
VRB Energy International PTE. Limited	Singapore
VRB Energy Operations (Hubei) Co., Ltd	Peoples Republic of China
VRB Energy Operations (Beijing) Co., Ltd.	Peoples Republic of China
VRB Energy System (Beijing) Co., Ltd.	Peoples Republic of China